As filed with the Securities and Exchange Commission on October 16, 1997
                                                      Registration No. 333-37341
--------------------------------------------------------------------------------




                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         NORTH AMERICAN SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                51-0366422
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation organization)


                         North American Scientific, Inc.
                              7435 Greenbush Avenue
                            North Hollywood, CA 91605
                                  818-503-9201
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                              MR. L. MICHAEL CUTRER
                         NORTH AMERICAN SCIENTIFIC, INC.
                              7435 GREENBUSH AVENUE
                            NORTH HOLLYWOOD, CA 91605
                                  818-503-9201

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        With copies of communication to:


         JOHN S. STOPPELMAN, ESQ.                ALLAN J. REICH, ESQ.
          THE STOPPELMAN LAW FIRM                 D'ANCONA & PFLAUM
           1749 OLD MEADOW ROAD              30 NORTH LASALLE, SUITE 2900
             MCLEAN, VA 22102                      CHICAGO, IL 60602
               703-827-7450                         (312) 580-2000


              Approximate date of the proposed sale to the public:
                    From time to time after this registration

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

----------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  PRELIMINARY PROSPECTUS DATED OCTOBER 16, 1997
                              SUBJECT TO COMPLETION



                         NORTH AMERICAN SCIENTIFIC, INC.
                         100,000 SHARES OF COMMON STOCK
                           PAR VALUE $ 0.01 PER SHARE

     This Prospectus relates to the offer and sale by M.H. Meyerson & Co., Inc. (the "Selling Securityholder") of up to 100,000 shares of Common Stock underlying Common Stock Purchase Warrants (the "Common Stock") of North American Scientific, Inc. (the "Company"). The Shares may be offered by the Selling Securityholder in transactions on the Nasdaq OTC Bulletin Board (the "Bulletin Board"), in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. the Company will not receive any of the proceeds of the sale of such shares of Common Stock in this Offering. the Company will receive proceeds of up to $162,500 from the exercise of the 100,000 Common Stock purchase warrants by the Selling Securityholder.

     SEE "RISK FACTORS" ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THESE SECURITIES.


The shares of Common Stock of the issuer are reported on the Nasdaq OTC Bulletin Board under the symbol "NASI."

     The Selling Securityholder has agreed to pay all of the expenses in connection with the registration and sale of the Common Stock being offered by the Selling Securityholder.


        THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD
       THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 4.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Common Stock was offered by the Company pursuant to an exemption from registration provided by the Securities Act of 1933, as amended.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
   THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS
      MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY the Company. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER
   TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH
    PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER, SHALL UNDER
      ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN
      IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                 The date of this Prospectus is _________, 1997

                              AVAILABLE INFORMATION


     The Company is a reporting company under Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

     The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W. in Washington, D.C. 20549. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.


     The Company has filed with the Commission a registration statement on Form S-3 (together with any and all amendments, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated herein by reference. See "Incorporation of Certain Documents by Reference." For further information regarding the Company and the Common Stock reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference.

     The securities of the issuer are reported on the Nasdaq OTC Bulletin Board under the symbol "NASI."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference.

     (a)  Annual  Report on Form  10-KSB for the fiscal  year ended  October 31,
          1996;


     (b)  Proxy Statement on Schedule 14A as filed on February 24, 1997;


     (c)  Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997;

     (d)  Quarterly Report on Form 10-QSB for the quarter ended April 30, 1997;

     (e)  Quarterly  Report on Form  10-QSB for the  quarter  ended  January 31,
          1997;

     (f) The description of the Company's Common Stock as contained in the Company's Form 10-SB dated August 21, 1995 and amended on October 20, 1995 and November 21, 1995.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Act"), subsequent to the date of this Prospectus and prior to the termination of the offering made by the Prospectus shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated by reference in this Prospectus, other than exhibits to such information. Requests for such copies should be directed to John S. Stoppelman, The Stoppelman Law Firm, 1749 Old Meadow Road, Suite 610, McLean, VA 22102-4310 (telephone: 703-827-7450).

                               PROSPECTUS SUMMARY


     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED ALL PER SHARE DATA AND INFORMATION IN THIS PROSPECTUS RELATING TO THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING ASSUMES NO EXERCISE OF THE OUTSTANDING WARRANTS AND OPTIONS TO PURCHASE AN AGGREGATE OF 640,500 SHARES OF COMMON STOCK.


                                   THE COMPANY

     Through its wholly-owned subsidiary North American Scientific, Inc., a California corporation, North American Scientific, Inc., a Delaware corporation (the "Company"), manufactures and markets a broad line of low-level radiation sources and standards for medical, scientific and industrial uses. In June 1997, the Company entered into agreements with Mentor Corporation, a Delaware corporation ("Mentor"), pursuant to which Mentor will distribute I-125, Brachytherapy Sources, which are used in the treatment of prostate cancer. The I-125 Brachytherapy Sources will be manufactured by the Company. the Company was originally incorporated under the Company Act of British Columbia, Canada in 1987 as Triple R Resources Corp. The corporate name was changed to Uptown
Industries Corp. in 1989, and to its current name in 1990. the Company was continued as a Canadian federal corporation under the Canadian Business Corporation Act in 1994, and became a Delaware corporation on April 20, 1995.

                          PRINCIPAL EXECUTIVE OFFICES

     The  principal  executive  offices  of the  Company  are  located  at  7435
Greenbush   Avenue,   North  Hollywood,   CA  91605;  its  telephone  number  is
(818)-503-9201

     Certain considerations are relevant to an investment in these securities. See "Risk Factors" for a description of the significant risks associated with the purchase of these securities.

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF the Company AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS.

     The Company's results of operations have historically varied from quarter to quarter and the Company expects that further variability may continue to occur and may be significant. In the past, operating results have varied as a result of a number of factors, including the size and timing of customer orders, seasonality, the timing of the introduction and customer acceptance of new products or product enhancements by the Company's competitors, the introduction of new products by the Company, changes in pricing policies by the Company or its competitors, marketing and promotional expenditures, research and development expenditures, and changes in general economic conditions.

MARKET PRICE FLUCTUATIONS.

     The Company has recently experienced significant variability in the market price of its Common Stock and the volume of its trading. In addition, the securities markets from time to time experience significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Announcements of delays in the Company's testing and development schedules, technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, regulatory developments in the United States and foreign countries, public concern as to the safety of products containing radioactive compounds and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock.

EARLY STAGE OF PRODUCT COMMERCIALIZATION.

     Certain of the Company's products are in an early stage of commercialization. the Company expects future revenues to be generated, among other products, by sales of I-125 Brachytherapy Sources to physicians for the treatment of prostate cancer. I-125 Brachytherapy Sources have not yet become commercially available and the success of the product will be dependent, to a large extent, on the efforts of Mentor Corporation, which will be the exclusive distributor of the product. the Company's long-term growth may depend on its ability to manufacture, market and distribute I-125 Brachytherapy Sources to a significant portion of the medical community. The time frame necessary to accomplish this objective is long and uncertain. There can be no assurance that the Company will be able to continue to manufacture I-125 Brachytherapy Sources at an acceptable cost and appropriate quality, that the Company will be able to develop new products or attain regulatory approval for such products or that the Company will be able to increase sales in its target markets. The likelihood of the Company's future success must be considered in light of these and other difficulties, expenses and delays frequently encountered in connection with the commercialization of medical device products.

UNCERTAINTY OF MARKET ACCEPTANCE OF BRACHYTHERAPY SOURCES; RELIANCE ON A LIMITED NUMBER OF PRODUCTS.

     The use of seeds containing radioisotopes is a relatively new treatment method for prostate cancer with a relatively low level of market penetration. There can be no assurance that seeding will gain significant market acceptance among physicians, patients and health care payors. The success of the Company's I-125 Brachytherapy Sources depends on maintaining and increasing favorable perceptions by patients, doctors and medical researchers regarding the safety, efficacy and cost-effectiveness of I-125 Brachytherapy Sources. Management believes that recommendations by physicians and health care payors will be essential to increase market acceptance of seeding, and there can be no assurance that any such recommendations will be obtained. Physicians will not recommend seeding unless they conclude, based on clinical data and other factors, that it is an attractive alternative to other methods of prostate cancer treatment. Radical Prostatectomy ("RP") has a long history as the treatment of choice for early-stage, localized prostate cancer, and many physicians have been trained in this procedure. Moreover, in comparison to seeding, RP has more extensive long-term outcomes data due to its establishment in the medical community. The seeding procedure employs sophisticated ultrasound and computer technology for the precise placement of seeds in the prostate. An older method of seed placement used as a treatment for prostate cancer was first developed in the early 1970's, but fell into disfavor because the surgical technique then employed (the "free-hand" technique) led to suboptimal clinical results. Some negative perceptions of seeding in general persist as a result of the failures of the free-hand technique. In addition, negative results from other radiation treatment methods, particularly External Beam Radiation Therapy ("EBRT") could create an unfavorable public perception of radiation treatment for prostate cancer in general, which would adversely affect public acceptance of seeding. Reimbursement levels for seeding relative to other treatment options will also affect physician acceptance.

     Although the Company's strategy includes exploring opportunities for marketing I-125 Brachytherapy Sources in international markets, physicians in many countries, including most European countries, do not aggressively treat prostate cancer. No assurance can be given that I-125 Brachytherapy Sources will be an accepted method of treatment outside the United States even if physicians in international markets aggressively treat prostate cancer.

     The Company expects that a significant percentage of the Company's future revenues will be derived from the sale of I-125 Brachytherapy Sources, consequently, slow market acceptance or a reduction in demand for I-125
Brachytherapy Sources could have a material adverse effect on the Company's business, operating results and financial condition.

UNCERTAINTY OF FUTURE PRODUCT DEVELOPMENT; RISKS RELATED TO CLINICAL TRIALS.

     There can be no assurance that the Company will be successful in developing and commercializing new products that achieve market acceptance or that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products. There can be no assurance that the Company's products in development will prove to be safe and effective in clinical trials under applicable regulatory guidelines, and clinical trials may identify significant technical or other obstacles that must be overcome prior to obtaining necessary regulatory or reimbursement approvals. Even if a product overcomes these obstacles, the Company's products will not be used unless they present an attractive alternative to other treatments and the clinical benefits to the patient and cost savings achieved through use of the Company's products outweigh the cost of such products. the Company believes that recommendations and endorsements of physicians and patients and reimbursement by health care payers will be essential for market acceptance of its products, and there can be no assurance that any such recommendations, endorsements or reimbursements will be obtained. Failure of the Company to successfully develop, commercialize and market new products or the failure of the Company's products to achieve significant market acceptance could have a material adverse effect on the Company's business, operating results and financial condition.

EFFECT OF REIMBURSEMENT POLICIES

     A substantial percentage of the patients treated for prostate cancer in the United States are covered by Medicare, and, consequently, the costs for prostate cancer treatment are subject to Medicare's prescribed rates of reimbursement. Medicare reimbursement amounts for seeding are currently significantly less than for RP. Although seeding requires less physician time than RP, reimbursement amounts, when combined with physician familiarity with RP, provide disincentives for urologists to perform seeding. There can be no assurance that (i) current or future limitations or requirements for reimbursement by Medicare or other third party payors for prostate cancer treatment will not materially adversely affect the market for I-125 Brachytherapy Sources, (ii) health administration authorities outside of the United States will provide reimbursement at acceptable levels or at all or (iii) any such reimbursement will continue at rates that enable the Company to maintain prices at levels sufficient to realize an appropriate return.

COMPETITION

     The radiation source industry is highly competitive. the Company competes with several national and international companies which are substantially larger and have greater technical, sales, marketing and financial resources than the Company. Significant developments by any of these companies or advances by medical researchers at universities, government research facilities or private research laboratories could render the Company's products obsolete. Furthermore, if demand for treatment of prostate cancer increases, companies with substantially greater financial resources than the Company, as well as extensive experience in research and development, the regulatory approval process and manufacturing and marketing, may elect to develop seeding treatments and products that are similar to the Company's I-125 Brachytherapy Sources. There can be no assurances that future competition will not have a material adverse effect on the Company's business, operating results and financial condition.

GOVERNMENT REGULATION AND LICENSE REQUIREMENTS.

     The manufacture and sale of the Company's products are subject to stringent government regulation in the United States and other countries. FDA and other governmental approvals and clearances are subject to continual review, and later discovery of previously unknown problems may result in restrictions on a product's marketing or withdrawal of the product from the market. The commercial distribution in the United States of any new products developed by the Company will be dependent on obtaining the prior approval or clearance of the FDA, which can take many years and entail significant costs. No assurances can be made that any such approval will be obtained on a timely basis or at all. In countries where the Company's products are not currently approved, the use or sale of the Company's products will require approval by government agencies comparable to the FDA. The process of obtaining such approvals is lengthy, expensive and uncertain. There can be no assurance that the necessary approvals for the marketing of the Company's products in other markets will be obtained on a timely basis or at all. the Company is also required to adhere to applicable FDA regulations for Good Manufacturing Practices ("GMP"), including extensive record keeping and reporting and periodic inspections of its manufacturing facilities. Similar requirements are imposed by governmental agencies in other countries.

     The Company's manufacturing operations involve the manufacturing and processing of radioactive materials, which are subject to stringent regulation. the Company operates under a license from the California Department of Health, which is renewable every eight years. Such license is subject to renewal on January 31, 1998. The users of the Company's I-125 Brachytherapy Sources will be required to possess licenses issued by the state in which they reside or the U.S. Nuclear Regulatory Commission (the "NRC"). Use licenses are also required by some of the foreign jurisdictions in which the Company may seek to market its products. There can be no assurance that current licenses held by the Company for its manufacturing operations will remain in force or that additional licenses required for the Company's operations will be issued. There also can be no assurance that the Company's customers will receive or retain the radioactive materials licenses required to possess and use the Company's products, including I-125 Brachytherapy Sources, or that delays in the granting of such licenses will not hinder the Company's ability to market its products. Furthermore, regulation of the Company's radioactive materials manufacturing processes involves the imposition of financial requirements related to public safety and decommissioning, and there are high costs and regulatory uncertainties associated with the disposal of radioactive waste generated by the Company's manufacturing operations. There can be no assurance that the imposition of such requirements and the costs and regulatory restrictions associated with disposal of waste will not, in the future, adversely affect the Company's business, operating results and financial condition and results of operations.

     Failure to obtain and maintain regulatory approvals, licenses and permits could significantly delay the Company's marketing efforts. Furthermore, changes in or interpretations of existing regulations or the adoption of new restrictive regulations could adversely affect either the obtaining or timing of future regulatory approvals. Failure to comply with applicable regulatory requirements could result in, among other things, significant fines, suspension of approvals, seizures or recalls of products, operating restrictions or criminal prosecution and could materially adversely affect the Company's business, operating results and financial condition.


DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISK OF TECHNOLOGY LITIGATION.

     The Company's future success will depend upon its ability to protect its proprietary technology. The Company regards certain of the technology as proprietary and, to date, the Company has relied principally upon patents, trademarks, trade secrets and contractual restrictions to protect such proprietary technology. the Company currently has one U.S. patent and one U.S. patent application pending. However, despite precautions taken by the Company, it may be possible for unauthorized third parties to copy certain portions of the Company's technology or to obtain and use information that the Company regards as proprietary. There can be no assurance that the steps taken by the Company will be adequate to prevent misappropriation of its technology or to provide an adequate remedy in the event of a breach by others. Any such misappropriation could have a materially adverse effect on the Company's business, operating results and financial condition.

     Although the Company is not aware of any infringement by its products of any patents or proprietary rights of others, the increased visibility of the Company and its products could provoke claims for infringement from third parties. In future, litigation may be necessary to enforce and protect patents, trademarks, trade secrets and other intellectual property rights owned by the Company. The Company may also be subject to litigation to defend the Company against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. Any such litigation could be costly and could cause diversion of management's attention, either of which could have a material adverse effect on the Company's business, operating results and financial condition. Adverse determinations in any such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities or require the Company to seek licenses from third parties, any one of which could also have a material adverse effect on the Company's business, operating results and financial condition. See "-- Litigation."


DEPENDENCE ON KEY CUSTOMERS.

     Two of the Company's customers accounted for 65% of the Company's total revenues in 1996 and significant customers may continue to account for a substantial percentage of the Company's sales in the future. There can be no assurance that any of such customers will maintain their volume of business with the Company. A loss of the Company's sales to such customers could have a material adverse effect on the Company's results of operations unless other customers could be found to provide the Company with similar revenues.

DEPENDENCE ON KEY PERSONNEL.


     The success of the Company is largely dependent on the personal efforts of key technical and senior management personnel, principally Michael Cutrer, its President and Chief Executive Officer. the Company does not have an employment agreement with Mr. Cutrer, nor does it currently have a key-man life insurance policy on the life of Mr. Cutrer. the Company believes that its future success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial and marketing personnel and is likely to require the expansion of its management level personnel. Competition for radiation source industry personnel can be intense and the availability of capable personnel may be limited; thus, their services could be difficult to obtain or replace. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop and market new and enhanced products and to conduct its operations successfully. Any inability to attract and retain such personnel could have a material adverse effect on the Company's business, operating results and financial condition.


LIMITED NUMBER OF SUPPLIERS.


     The Company is dependent upon a limited number of outside unaffiliated suppliers for its radioisotopes. the Company's principal suppliers are Nordion International, Inc. and The Los Alamos National Laboratories. To date, the Company has generally been able to obtain the required radioisotopes for its products as needed. the Company believes that it will be able to continue to obtain required radioisotopes from these or other sources, although there can be no assurance thereof. The delay or unavailability of radioisotopes could have a material adverse effect on the Company's production and sales levels and consequently upon its business, operating results and financial condition.

EFFECT OF CERTAIN STATUTORY, CHARTER AND BYLAW PROVISIONS; AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK.

     Certain provisions of the Company's Certificate of Incorporation and Bylaws could delay the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events would be beneficial to the interests of the stockholders. For example, the Company is currently authorized to issue 2,000,000 shares of Preferred Stock, par value $.01 per share, without any vote or further action by the Company's stockholders. The Preferred Stock, no shares of which are currently outstanding, is issuable in one or more series with such rights, preferences, maturity dates and similar matters as the Board of Directors of the Company may from time to time determine. The Company is also subject to Section 203 of the Delaware General Corporation law which, subject to certain exceptions, prohibits a Delaware

Corporation from engaging in a broad range of business ventures with any "interested stockholder" for a period of three years from the date such stockholder became an interested stockholder.

MANAGEMENT OF GROWTH.

     The Company's business has grown significantly over the past several years. However, there can be no assurance that the Company will continue to grow. If growth does occur, there can be no assurance the Company will be effective in managing such future growth, in expanding its facilities and operations or in retaining additional qualified management and other personnel required thereby. Any failure to manage growth, expand its operations or attract and retain qualified personnel could have a material adverse effect on the Company's business, operating results and financial condition.

RAPID TECHNOLOGICAL CHANGE.

     The markets for the Company's products are characterized by ongoing technological developments, evolving industry standards and rapid changes in customer requirements. The Company's success depends upon its ability to continue to enhance is existing product lines, to develop and introduce in a timely manner new products that take advantage of technological advances and to respond promptly to customers' requirements. There can be no assurance that the Company's current level of research and development spending and scope will be adequate, that the Company will be successful in developing and marketing enhancements to its existing products or new products on a timely basis, or that its new products will adequately address the changing needs of the marketplace. Failure by the Company in any of these areas could materially and adversely affect the Company's business, operating results and financial condition.

PRODUCTS LIABILITY; INSURANCE COVERAGE.

     Personal injuries allegedly resulting from the use of products that have been or may be developed and sold by the Company may expose the Company to potential liability from claims. the Company is not currently a defendant in any product liability or personal injury lawsuit; however, there can be no assurance that such claims will not arise in the future based on past, present or future services or products offered by the Company. The Company maintains product liability insurance. However, there can be no assurance that any such insurance will provide adequate coverage against any potential claims. Moreover, any successful product liability claims against the Company could materially and adversely affect the reputation of the Company and consequently have a material adverse effect on the Company's business, operating results and financial condition.

UNCERTAINTY RELATED TO HEALTH CARE REFORM.

     Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. The Company anticipates that Congress, state legislatures and the private sector will continue to review and assess alternative health care delivery and payment systems. Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private purchasing groups, price controls and other fundamental changes to the health care delivery system. Legislative debate is expected to continue in the future, and market forces are expected to demand reduced costs. the Company cannot predict what impact the adoption of any federal or state health care reform measures, future private sector reform or market forces may have on its business, operating results and financial condition.

HAZARDOUS MATERIALS.

     The Company's research and development involves the controlled use of hazardous materials. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources available to the Company.

LITIGATION.


     In June 1996, an action was commenced in the United States District Court for the Eastern District of Virginia entitled Best Industries, Inc. v. CIS Bio International Inc. et al, Civil Action No. 96-737A. In addition to naming CIS Bio International, its subsidiary CIS-US, Inc. and certain individual officers and directors of those companies, the complaint also named the Company and L. Micheal Cutrer as defendants. The complaint sought equitable relief, ordinary damages of $50 million and punitive damages of up to $10 million, on the basis of various allegations with the respect to the alleged misappropriation and misuse by the defendants of certain purported trade secrets of the plaintiff, the alleged tortious interference with the plaintiff's business relations and the alleged defamation of plaintiff's character and professional standing. The Company filed an answer to the complaint denying any liability to the plaintiff with respect to any of the allegations contained in the complaint. The plaintiff filed a motion to voluntarily dismiss the case, without prejudice, which motion was granted on December 13, 1996, subject to payment of certain costs and attorneys' fees to the Company. Upon the non-payment of the assessed costs and expenses by the plaintiff, the case was dismissed with prejudice by order dated January 27, 1997. The plaintiff filed a notice of appeal of the Court's dismissal on March 7, 1997, requesting various forms of relief including the reinstatement of the Plaintiff's case. The Company believes the allegations contained in the original complaint were without merit and, if the action is reinstated, the Company intends to vigorously defend such action. However, reinstatement of the lawsuit, particularly if an adverse judgement is rendered against the Company, could have a material adverse effect on the Company's business, operating results and financial condition.


DIVIDEND POLICY.

     The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future.

                 SELLING SECURITYHOLDER AND PLAN OF DISTRIBUTION


     All of the shares of Common Stock being offered hereby are being sold by the Selling Securityholder, M.H. Meyerson & Co., Inc. An aggregate of up to
100,000 shares of Common Stock may be offered and sold pursuant to this Prospectus by the Selling Securityholder. the Company has agreed to register such shares under the Securities Act and the Selling Securityholder has agreed to pay all expenses in connection therewith. Such shares have been included in the Registration Statement of which this Prospectus forms a part.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 1997, assuming the exercise of all options exercisable on, or within sixty days of, such date, and as adjusted to give effect to the Offering, by the Selling Securityholder. The Selling Securityholder does not hold any position or office, and has not had any other material relationship with the Company or any of its predecessors or affiliates within the last three years, other than performing services pursuant to an Investment Banking Agreement.



Name                           Shares of Common Stock(1)         Percentage
----                           ----------------------            ----------
M.H. Meyerson & Co., Inc.              100,000                         *

TOTAL                                  100,000                         *
                                       =======                        ==


(1)  Represents   Common  Stock  underlying   Common  Stock  Purchase   Warrants
     exercisable as of the date of this Prospectus.

*    Less than one percent (1%) of the outstanding Common Stock of the Company.

     The 100,000 shares of Common Stock being offered by the Selling Securityholder pursuant to this Prospectus may be offered and sold from time to time as market conditions permit on the Nasdaq OTC Bulletin Board, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Securityholder's shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Securityholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "Underwriters" within the meaning of the Securities Act in connection with such sales.

     To comply with certain states' securities laws, if applicable, the shares of Common Stock registered hereunder will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares many not be sold or offered unless they have been registered or qualified for sale in such states or an exception for registration or qualification is available and is complied with.


                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by D'Ancona & Pflaum. Members of D'Ancona & Pflaum beneficially own an aggregate of approximately 51,700 shares of Common Stock of the Company.

                                     EXPERTS

     The consolidated financial statements of the Company and its subsidiary, incorporated by reference in this Prospectus and Registration Statement by reference to the Annual Report on Form 10-KSB for the year ended October 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse
LLP, independent accountants, as set forth in their report thereon, and are included in reliance upon said report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with this offering are as follows:



         SEC Registration..............................   $   714
         Legal Fees and Expenses*......................   $10,000*
         Blue Sky Fees and Expenses*...................
         Accounting Fees and Expenses..................   $ 3,500
         Miscellaneous*................................   $ 3,000*

                  TOTAL................................   $17,214
                                                          =======


----------
* Indicates expenses that have been estimated for the purpose of filing.

ITEM 15. Indemnification of Directors and Officers.

     The Certificate of Incorporation and the Bylaws of the Company provide that the Company is required to indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director of the Company, and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an officer, employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that the Company shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without prior written consent of the Company to such settlement of an action effected without the prior written consent of the Company to such settlement. Such indemnification is not exclusive of any other right of indemnification provided by law, agreement or otherwise.

ITEM 16. LIST OF EXHIBITS

     (a)       Exhibits

     Exhibits  Description of Documents


     4.1 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 10-SB, filed August 22, 1995.

     4.2 Bylaws of the Registrant, incorporated by reference to Exhibit 3(ii) of the Registrant's Registration Statement on Form 10-SB, filed August 22, 1995


     5    Opinion  of   D'Ancona  & Pflaum   on  legality  of  securities  being
          registered. *


     23.1 Consent of D'Ancona & Pflaum (included in Exhibit 5). *

     23.2 Consent of Price Waterhouse LLP


     24 Power of Attorney (included on page II-4 of initial S-3 dated October 7, 1997)



     (b)  Reports on Form 8-K: None.


     *    Previously filed.



ITEM 17.  UNDERTAKINGS

A.   Rule 415 Offering

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.   Rule 430A

     The  undersigned Registrant will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Los Angeles in the State of California on the 16th day of October, 1997.


                                           North American Scientific, Inc.



                                           By:  /s/  L. Michael Cutrer
                                                --------------------------------
                                                     L. Michael Cutrer




     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on this 16th day of October, 1997.


           Signature                    Title
           ---------                    -----



/s/        *                            Chairman of the Board and Director
-----------------------------
Irwin J. Gruverman


/s/ L. Michael Cutrer                   President, Chief Executive Officer and
-----------------------------           Director (Principal executive, financial
L. Michael Cutrer                       and accounting officer)


/s/        *                            Director
-----------------------------
Larry Berkin



                                        Director
-----------------------------
Dr. Allan M. Green



/s/        *                           Director
-----------------------------
Michael C. Lee


* /s/ L. Michael Cutrer                Attorney -in- Fact
-----------------------------
L. Michael Cutrer